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Exhibit 5.1

August 20, 2021

Tenax Therapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, North Carolina 27560

Ladies and Gentlemen:

We have acted as counsel to Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time by the selling stockholder listed in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholder”), as detailed in the Registration Statement, of 9,546,538 shares of common stock, $0.0001 par value per share (the “Shares”), issuable upon exercise of warrants (the “Warrants”) issued in the Company’s July 2021 private placement pursuant to that certain Securities Purchase Agreement for Units, dated July 6, 2021 (the “Purchase Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Registration Statement; (b) the Company’s Certificate of Incorporation, as amended through the date hereof; (c) the Company’s Third Amended and Restated Bylaws; (d) the Purchase Agreement; (e) the Warrants; (f) corporate actions of the Company’s Board of Directors that provide for the authorization of the Purchase Agreement and the Rights Agreement and the issuance of the Warrants, including the issuance of the Shares upon exercise of the Warrants; and (g) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (a) through (g) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

For the purposes of this opinion letter, we have assumed that: (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. In rendering our opinion below, we have also assumed that: (i) on the date of exercise of each of the Warrants, the Company will have sufficient authorized and unissued shares of its common stock issuable upon the exercise of such Warrant to provide for the issuance of the shares of common stock issuable thereunder; (ii) the corporate actions of the Company referenced in clause (f) of the previous paragraph will be in full force and effect, and will not have been, revoked, modified or amended; and (iii) the issuance of the Shares will be noted in the Company’s stock ledger. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and that each such document constitutes a legal, valid, and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (“DGCL”) and reported decisions interpreting the DGCL.

Based upon and subject to the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by the Company and, when issued and delivered by the Company against payment therefor upon the exercise of the Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid, and non-assessable.

This opinion is rendered solely in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

 /s/ K&L Gates LLP

K&L Gates LLP